Rule 3.19A.2

Appendix 3Y

Change of Director’s Interest Notice

Information or documents not available now must be given to ASX as soon as available. Information and documents given to ASX become ASX’s property and may be made public.

Introduced 30/9/2001.

Name of entity TELECOM CORPORATION OF NEW ZEALAND LIMITED

ABN 050 611 277

We (the entity) give ASX the following information under listing rule 3.19A.2 and as agent for the director for the purposes of section 205G of the Corporations Act.

Name of Director	Michael Tyler

Date of last notice	16 August 2002

Part 1 — Change of director’s relevant interests in securities

In the case of a trust, this includes interests in the trust made available by the responsible entity of the trust

Note: In the case of a company, interests which come within paragraph (i) of the definition of “notifiable interest of a director” should be disclosed in this part.

Direct or indirect interest		DIRECT
Nature of indirect interest
(including registered holder)
Note: Provide details of the circumstances giving rise to the relevant interest.		N/A

Date of change		6 December 2006

No. of securities held prior to change		3,750 American Depositary Receipts

Class		ORDINARY

Number acquired

Number disposed		1,000

Value/Consideration Note: If consideration is non-cash, provide details and estimated valuation	US$	24,480.50 ($24.4805 per share)

No. of securities held after change		2,750 American Depositary Receipts

Nature of change Example: on-market trade, off-market trade, exercise of options, issue of securities under dividend reinvestment		Sale of shares on New York Stock
plan, participation in buy-back		Exchange

Part 2 – Change of director’s interests in contracts

Note: In the case of a company, interests which come within paragraph (ii) of the definition of “notifiable interest of a director” should be disclosed in this part.

Detail of contract
Nature of interest

Name of registered holder
(if issued securities)
Date of change
No. and class of
securities to which
interest related prior
to change
Note: Details are
only required for a
contract in relation to
which the interest has
changed
Interest acquired
Interest disposed
Value/Consideration
Note: If
consideration is
non-cash, provide
details and an estimated
valuation
Interest after change